UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 14, 2015

HASCO Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-52422	65-0924471
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16800 Dallas Parkway, Ste 200

                 Dallas, Texas 75248

(Address of principal executive offices)

Registrant’s telephone number, including area code: 214-302-0930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 14, 2015, HASCO Medical, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMK, Inc. (“WMK”) and WMK’s wholly-owned subsidiary, WMK Acquisition Company (“Merger Sub”). The Merger Agreement provides for Merger Sub to merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of WMK, subject to the terms and conditions set forth in the Merger Agreement.

WMK d/b/a MobilityWorks is a national chain of wheelchair accessible van providers - serving the disabled community with wheelchair accessible minivans, full-size vans with lifts and commercial fleet vehicles.  It serves some of the largest major metropolitan areas of the United States, including: Atlanta, Birmingham, Chicago, Cleveland, Detroit, Jacksonville, Los Angeles, Miami, Milwaukee, Nashville, New York, Newark, Oakland, Philadelphia, Pittsburgh, Sacramento, San Francisco, San Jose and Washington DC.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, each share of the Company’s common stock will be converted into the right to receive $0.0233 in cash (representing a purchase price of $23.5 million for all of the shares), without interest thereon (other than any dissenting shares, if any, which will not be so converted).

Consummation of the Merger is subject to customary conditions, including the absence of a material adverse effect on the Company.  Hasco Holdings, LLC, which owns approximately 65% of the Company’s common stock, will execute a written consent adopting the Merger, which ensures the approval of the Merger by the Company’s stockholders under Florida law.  No additional approval of the stockholders of the Company will be required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

The Merger Agreement contains customary representations and warranties. The Company has agreed to various covenants and agreements, including among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternative transactions to the Merger.

The Merger Agreement contains specified termination rights for the parties, including in the event that the Merger is not consummated by November 30, 2015.

The summary of the terms of the Merger Agreement is intended to provide information about the terms of the Merger. The terms and information in the Merger Agreement should not be relied on as disclosures about the Company or WMK. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Merger, rather than establishing matters as facts. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Some of those representations and warranties may not be accurate or complete as of any specified date and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts regarding the Company.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 7.01     Regulation FD Disclosure.

On August 14, 2015, the Company and WMK issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 14, 2015, by and among WMK, Inc., WMK Acquisition, Inc. and HASCO Medical, Inc.*

99.1	Press Release dated August 14, 2015

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*	The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO Medical, Inc.

Dated: August 14, 2015	By:	/s/ Hal Compton, Jr.
Name: Hal Compton, Jr.
Title: President and CEO